EXHIBIT 99.1

PRESS RELEASE

                  HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC.
                       ANNOUNCES A NEW AGREEMENT WITH CEO


WEST PALM BEACH, Fla., April 9, 2004 - Health & Nutrition Systems International Inc. (OTC Bulletin Board: HNNS) today announced that its President and Chief Executive Officer, Christopher Tisi, has executed a new employment contract. The agreement provides for him to continue to serve the Company in his current capacity through December 31, 2005. Mr. Tisi joined HNS in 1998, and became our CEO in December 2001.

HNS develops and markets weight management products in over 25,000 health, food and drug store locations. The Company's products can be found in CVS, GNC, Eckerd's, Rite Aid, Vitamin Shoppe, Vitamin World, Walgreens and Wal-Mart. The Company's HNS Direct division distributes to independent health food stores, gyms and pharmacies. For more information, visit: http://www.hnsglobal.com/.

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that act. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors and risks include, among others, the factors described in the Company's filing with the Securities and Exchange Commission, the recent terrorist attacks on the United States, possible responses by the U.S. government, general economic conditions, consumer confidence and changes in consumer preference, introduction of products that compete with the Company's products, and the availability and deployment of capital. Finally, recent government action and the surrounding publicity regarding ephedra-containing products may make it difficult for us to obtain and maintain product liability insurance for our products containing ephedra at current premiums. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company's annual report on Form 10-KSB. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward- looking statements.